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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS WITH REGARD TO HALIS, INC. AND SUBSIDIARIES

                             TAUBER & BALSER, P.C.
                          Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326


     We consent to the incorporation by reference of our report to the Board of Directors and Stockholders of Halis, Inc. and Subsidiaries dated April 7, 2000 accompanying the Consolidated Financial Statements of Halis, Inc. as of December 31, 1999 and 1998, included in the June 30, 2000 amended Annual Report on Form 10-KSB/A for HealthWatch, Inc.



/s/ Tauber & Balser, P.C.
-------------------------
TAUBER & BALSER, P.C.
Atlanta, Georgia
April 26, 2001